EXHIBIT 2.1

                               PURCHASE AGREEMENT

                                      among

                                 COMARCO, INC.,

                              COMARCO SYSTEMS, INC.

                                       and

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION


                                  July 7, 2000




         This PURCHASE AGREEMENT (the "Agreement") is dated as of July 7, 2000 and is entered into among COMARCO, INC., a California corporation ("COMARCO"), COMARCO SYSTEMS, INC., a California corporation and wholly-owned subsidiary of COMARCO (the "Company") and SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Buyer").

         WHEREAS, the Buyer desires to acquire and assume, and the Company desires to sell and transfer, the contracts listed on Schedule 1.1(e) hereto (the "Principal Contracts") pursuant to which the Company provides certain information technology consulting and engineering services to governmental agencies and other customers, together with the business, assets and goodwill, and certain of the liabilities, associated therewith (the "Purchased Engineering Business").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         I.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.7), the Company and, to the extent applicable, COMARCO shall sell, assign, transfer, convey and deliver to the Buyer, and Buyer shall purchase and accept from the Company and, as applicable, COMARCO all of the Company's and, as applicable, COMARCO's, right, title and interest, as of the Effective Time (as defined in Section 1.7), in and to the following assets of the Company, and, as applicable, COMARCO which are used in connection with the Purchased Engineering Business (collectively, the "Purchased Assets"):

                  (a) the trademarks and patents (and applications with respect to any of the foregoing) listed on Schedule 1.1(a);

                  (b) the trade names, intellectual property and other in-tangible rights of whatever nature listed on Schedule 1.1(b);

                  (c) the proprietary software listed on Schedule 1.1(c);

                  (d) the machinery, equipment, leasehold improvements, fix-tures, supplies and furniture listed on Schedule 1.1(d);

                  (e) the proposals, agreements and contracts, including the Principal Contracts, listed on Schedule 1.1(e) (the "Contracts");

                  (f) the deposits or other prepayments made by the Company in connection with the Contracts included in the Purchased Assets listed on
Schedule 1.1(f);

                  (g) all client lists, supplier lists, sales files, business development information, databases, price lists and pricing records and schedules, rate records, sales literature, technical literature, information and know-how, and general intangibles, relating to the Engineering Business, licenses used in furtherance of the Purchased Engineering Business (to the extent transferable), trade association or other memberships relating to the Purchased Engineering Business (to the extent transferable), and any other books, documents, instruments and records (other than financial, accounting, tax and personnel, payroll and related records, copies of which will be furnished, as requested, to the Buyer);

                  (h) all billed and unbilled accounts receivable, together with the other items specified on Schedule 1.1(h), in each case relating to the Purchased Engineering Business, as of the Effective Time (the "Accounts");

                  (i) the  notes  receivable  from  Transferred   Employees  (as
defined in Section 2.10 hereof) listed on Schedule 1.1(i); and

                  (j) all goodwill associated with the Purchased Engineering Business.

         I.2  Excluded Assets.

                  (a) Notwithstanding any other provision of this Agreement, the Buyer shall not acquire any (i) cash and cash equivalents; (ii) bank accounts or other similar accounts; (iii) any rights in the name COMARCO, except as otherwise provided in Section 5.3; (iv) assets shown on Schedule 1.2; (v) rights with respect to any Employee Plan (as defined in Section 2.19) except as otherwise provided in Section 5.11; (vi) rights with respect to any tax refunds, credits and other benefits relating to taxes of any nature whatsoever to which the Company or COMARCO would be otherwise entitled; (vii) rights to or in any insurance policies held by the Company or its affiliates or rebates, reimbursements, dividends or returns as a result of premiums or surcharges for workers compensation insurance coverage paid by the Company or its affiliates; and (viii) all financial, accounting, tax and personnel, payroll and related records ("Excluded Assets").

                  (b) To the extent that the assignment of any Contract shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if any attempted assignment would constitute a breach thereof. The Company shall use its reasonable efforts to obtain any consent necessary to any such assignment in accordance with Section 5.1 and the Buyer agrees to reasonably cooperate with the Company in the Company's attempt to obtain such consents. If any such consent is not obtained prior to the Closing then the parties shall enter into an Agency Agreement as provided in
Section 5.1 with respect to such Contract, and the Company shall cooperate with the Buyer in any reasonable arrangement requested by the Buyer designed to provide to the Buyer the benefits under any such Contract, including enforcement of any and all rights of the Company against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise.

         I.3 Consideration. In consideration fo the sale and delivery of the Purchased Assets the Buyer shall:

                  (a) pay to the Company 6.5 Million Dollars (assuming an estimated Net Book Value of 3.25 Million Dollars), as such amount may be increased or decreased by the Net Book Value Adjustment (the "Agreed Purchase Price"),

                  (b) assume the Assumed Liabilities (as such term is defined in Section 1.5), and

                  (c) perform the promises and covenants contained herein (collectively the "Purchase Price").

         I.4 Payment of Purchase Price. The Agreed Purchase Price shall be paid to the Company in accordance with the following:

                  (a) Initial Payment. On the Closing Date, the Buyer shall pay to the Company, by wire transfer to such account as is designated by the Company to the Buyer in writing, an aggregate amount equal to 80% of the Estimated Purchase Price (the "Initial Payment"). The remaining 20% of the Estimated
Purchase Price (the "Holdback Amount") shall be retained by the Buyer and ultimately applied or paid in accordance with Sections 1.4(d) and 9.2 hereof.

                  (b) Determination of Purchase Price. As soon as practicable after the Closing, but in no event later than 60 days after the Closing Date, the Company shall (i) review the books and records of the Company, (ii) calculate the Net Book Value as of the Effective Time, (iii) prepare a statement setting forth a detailed calculation of the Net Book Value, the Net Book Value Adjustment and the Agreed Purchase Price ("Purchase Price Statement"), and (iv) deliver the Purchase Price Statement to the Buyer. The Buyer then shall have 60 days following receipt of the Purchase Price Statement to give the Company written notice of its objection to any item or calculation contained in the Purchase Price Statement ("Purchase Price Statement Objection Notice"). If the Buyer does not deliver to the Company a Purchase Price Statement Objection Notice within such 60 day period, such Purchase Price Statement shall be deemed final and conclusive with respect to the determination of the Net Book Value, the Net Book Value Adjustment and the Agreed Purchase Price and shall be binding on the parties for such purpose. If, however, the Buyer delivers to the Company a Purchase Price Statement Objection Notice, the parties shall meet and shall attempt in good faith to resolve such objections. If the parties are unable to resolve the Buyer's objections within 30 days following such objections, the parties promptly shall refer such objections and the Company's responses thereto to the Independent Accountant for review, and the Independent Accountant shall
(x) resolve all such objections, (y) make any necessary revisions to the Purchase Price Statement, and (z) deliver the Purchase Price Statement (as so revised, if applicable) to the Buyer and the Company within 15 days after receiving written instructions to resolve all objections set forth therein. The parties shall make available to the Independent Accountant such books, records and supporting documentation as the Independent Accountant deems reasonably necessary to make its determination. The Independent Accountant may evaluate only items or matters identified in the Purchase Price Statement Objection Notice, and the Independent Accountant's findings with respect thereto shall not exceed the amount claimed by either party. The Purchase Price Statement as finalized by the Independent Accountant shall be deemed final and conclusive with respect to the Net Book Value, the Net Book Value Adjustment and the Agreed Purchase Price and shall be binding on the Buyer and the Company for such purposes. The fees and expenses of the Independent Accountant in resolving all such objections shall be borne one-half by the Buyer, on the one hand, and one-half by the Company, on the other hand.

                  (c) Payment Adjustment. If the Agreed Purchase Price (as finally determined pursuant to Section 1.4(b) above) exceeds the Initial Payment, no later than 5 days after the final determination thereof, the Buyer shall pay by wire transfer to the Company the amount, if any, by which the Agreed Purchase Price exceeds the sum of (i) the Initial Payment plus (ii) the Holdback Amount. If the Initial Payment exceeds the Agreed Purchase Price, no later than 5 days after final determination thereof, the Company shall pay to the Buyer by wire transfer the amount of such excess.

                  (d) Payment of Holdback Amount. Subject to the Buyer's rights of set-off and indemnification specified in Section 9.2 hereof (which shall be exercised by the Buyer only after compliance with the provisions thereof), on the date which is 6 months after the Closing Date (the "Payment Date"), the Buyer shall pay by wire transfer to the Company an amount equal to (i) the Holdback Amount, minus (ii) the sum of (a) any portions thereof previously applied in respect of Approved Claims pursuant to Section 9.2 hereof and (b) any amounts then being withheld pending resolution of a Rejected Claim pursuant to
Section 9.2 hereof, plus (iii) Holdback Interest thereon from the Closing Date until the Payment Date. If any amount of the Holdback Payment is not paid on such date because of the pending resolution of a Rejected Claim or Claims, the Buyer will pay by wire transfer all amounts, if any, owed to the Company promptly upon resolution of each Rejected Claim pursuant to Section 9.2 hereof, together with interest as provided in the preceding sentence on such amounts through the dates on which any such payments are made.

                  (e)  Definitions.  For  purposes  of  this   Agreement,    the
following  terms  shall  have the meanings set forth below:

                           "Estimated  Purchase  Price"  means the Company's and
the Buyer's best estimate, as of a date no more than 3 days prior to the Closing Date, of the Agreed Purchase Price to be paid by the Buyer to the Company.

                           "Holdback  Interest" means  interest  accruing on the
Holdback Amount from the date hereof until the Holdback Amount is released by SAIC and paid to the Company, which interest shall accrue at the Holdback Interest Rate.

                           "Holdback  Interest  Rate"  means  six  and  one-half
Percent (6.5%) per annum, which the parties agree is approximately equal to the rate of interest paid by the United States of America with respect to its six month Treasury Bills as of the date hereof.

                           "Independent   Accountant"   means  an    independent
accountant from a "Big 5" accounting firm mutually agreed upon by the Buyer and the Company or, to the extent unable to agree, as appointed by the Society of California Accountants.

                           "Net Book Value" means the book value of the tangible
assets (including prepaid expenses) acquired by the Buyer pursuant to this Agreement (net of depreciation or amortization) less the amount of Assumed Liabilities determined as of the Closing Date (i) determined in accordance with generally accepted accounting principles and procedures and (ii) adjusted under the following circumstances: (x) as specifically provided in this Agreement, and (y) as mutually agreed to by the Buyer and the Company or as resolved by the Independent Accountant pursuant to the provisions of Sectio 1.4(b) if the Buyer and the Company are unable to agree.

                           "Net  Book  Value  Adjustment"  means the increase or
decrease, as the case may be, of the Purchase Price, on a dollar for dollar basis, for the amount by which the Net Book Value of as of the Closing Date exceeds or is less than 3.25 Million Dollars.

         I.5  Assumption of Liabilities.

                  (a) The Buyer agrees to and shall assume only the liabilities specifically set forth on Schedule 1.5 hereto ("Assumed Liabilities"). Except as expressly set forth in this Section 1.5, the Buyer will not assume or be obligated to perform any liabilities of any nature (whether known, unknown, absolute, accrued, contingent, inchoate or otherwise) relating to the business, operations, property or assets of the Company ("Excluded Liabilities").

                  (b) The Excluded Liabilities shall include, and the Buyer shall not assume and shall not be deemed to assume, without limitation, any of the following liabilities or obligations:

                           (i) any  liability or  obligation  of the Company for
any federal, state, local, foreign or miscellaneous taxes incurred by the Company or COMARCO, including income, profit, franchise, excise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, use, transfer, import and export, occupation, value added, payroll or disability taxes, together with all interest and penalties thereon ("Taxes");

                           (ii)  accrued salaries,  workers'  compensation obli-
gations, or except as provided in Section 5.11(d), medical or comprehensive leave time relating to any period of time prior to the Closing;

                           (iii) except  as   provided   in    Section  5.11(e),
obligations  under any contracts  with any of the Company's employees;

                           (iv)  pension  or   profit  sharing  liabilities,  or
severance liabilities;

                           (v)   any  liability or obligation  arising out of or
resulting from the Company's breach of any contract or other agreement or from any violation of any federal, state, local or foreign government's laws or regulations; or


                           (vi) any litigation, claim, action, suit, arbitration
proceeding, unfair labor practice proceeding, investigation or inquiry, including matters disclosed on Schedule 2.14 hereto, relating to any fact, occurrence or circumstance arising prior to the Effective Time.

                  (c) The assumption by the Buyer of any Contract shall include only payment and performance obligations thereunder which accrue or arise after the Effective Time except to the extent of any payment obligations existing as of the Effective Time to the extent, and only to the extent, the same are fully reflected as accrued liabilities in the final agreed upon Purchase Price Statement. The parties agree that the performance obligations being assumed by the Buyer include completion of the technical performance required under any open task order or delivery order that is part of or issued under any of the Contracts. In no event shall the Buyer assume or be deemed to assume any liability of any nature (whether known, unknown, absolute, accrued, contingent or otherwise) relating to the performance under any Contract which accrued prior to the Effective Time.

         I.6 Prorations. All liabilities and expenses and prepaid amounts accrued as of the Closing Date will, as applicable, be appropriately prorated and represented as such on the Purchase Price Statement.

         I.7 Allocation of Purchase Price. The Buyer and the Company agree that the Purchase Price shall be allocated among the Purchased Assets in a manner to be determined by the parties in good faith in conjunction with determination of the Net Book Value. A preliminary allocation, based upon the parties' mutual best estimate of the Purchase Price is set forth on Schedule 1.7 hereto. The Buyer and the Company agree that each will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in accordance with the final allocation of the Purchase Price, which shall be reflected on a revised, final Schedule 1.7 to be attached hereto and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

         I.8 Closing; Effective Time. The Closing for the sale of the Purchased Assets (the "Closing") will be held at the offices of Riordan & McKinzie, 300 South Grand Avenue, Los Angeles, California 90071, at 11:00 a.m. on July 7, 2000, or such other date as the parties hereto mutually agree to (the "Closing Date"). Except as the context may otherwise specifically require, this Agreement shall be deemed to be effective as of 11:59 p.m. on July 7, 2000 (the "Effective Time") for all purposes.

         I.9  Deliveries at Closing.

                  (a) Company Deliveries. At the Closing, the Company will deliver to the Buyer:

                           (i) bills  of sale or any  other documents  necessary
to transfer title to the Purchased Assets, including an assignment and assumption agreement substantially in the form of Exhibit A attached hereto (the "Assignment and Assumption Agreement"), and an assignment of patents, trademarks and other intellectual property assets substantially in the form of Exhibit B, each executed by the Company and, as applicable, COMARCO;

                           (ii) the certificate described in Section 7.1;

                           (iii) the  Agency  Agreement  and  Special  Power  of
Attorney, substantially in the form of Exhibit C attached hereto (the "Agency Agreement"), executed by the Company.

                           (iv) a Novation  Agreement, substantially in the form
of Exhibit D attached hereto (the "Novation Agreement") relating to the Company's United States government contracts which are assigned to the Buyer pursuant hereto, executed by the Company;

                           (v)  resolutions  of  the  board  of   directors  and
shareholders of the Company authorizing the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder, certified by the Secretary or Assistant Secretary of the Company;

                           (vi) resolutions of the board of directors of COMARCO
authorizing the execution and delivery of this Agreement by COMARCO and the performance of its obligations hereunder, certified by the Secretary or Assistant Secretary of COMARCO;

                           (vii) a  Certificate of Good  Standing of the Company
from the Secretary of State of California dated as of a date not more than 10 days prior to the Closing Date;

                           (viii)  a  Certificate  of Good  Standing  of COMARCO
from the Secretary of State of California dated as of a date not more than 10 days prior to the Closing Date; and

                           (ix)  such  other   separate   instruments  of  sale,
assignment or transfer that the Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence in the Buyer title to all or any part of the Purchased Assets or the Purchased Engineering Business.

                  (b) Buyer Deliveries. At the Closing, the Buyer will deliver to the Company:

                           (i) any  assumption   agreements  necessary  for  the
Buyer to take title to the Purchased Assets and assume the Assumed Liabilities, including the Assignment and Assumption Agreement;

                           (ii)  the certificate described in Section 8.1 ;

                           (iii)  the Initial Payment;

                           (iv)  the Agency Agreement executed by the Buyer;

                           (v)  the Novation Agreement executed by the Buyer;

                           (vi)  evidence of approval of  the Buyer  authorizing
the consummation of the transactions contemplated hereby certified by the Secretary or an Assistant Secretary of the Buyer;

                           (vii)  a  Certificate  of Good  Standing of the Buyer
from the Secretary of State of Delaware dated as of a date not more than 10 days prior to the Closing Date; and

                           (viii)  such  other separate  instruments   that  the
Company may reasonably deem necessary or appropriate in order to perfect, confirm or evidence the assumption of the Assumed Liabilities by the Buyer.


                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF COMARCO AND THE COMPANY

         Each of COMARCO and the Company hereby jointly and severally represent and warrant to the Buyer as follows:

         II.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business and is in good standing in every jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except for where the failure to be so qualified would not have a material adverse effect on the Purchased Assets or the Purchased Engineering Business. The Company has all necessary corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted.

         II.2 Investment. Except as set forth on Schedule 2.2 hereto, the Company does not, directly or indirectly, own or control any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business organization, trust or other entity.

         II.3 Authorization and Approvals. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized and approved by all requisite corporate action (including stockholder approval) on part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally; and except as enforcement may be limited by general principles of equity. Except as set forth on Schedule 2.3 hereto, no approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Schedule 2.3 lists each consent or approval of any person which is necessary for consummation by the Company of the transactions contemplated hereby, including assignment of all Contracts included within the Purchased Assets.

         II.4 No Violations. Except as set forth on Schedule 2.4 hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby does or will (a) violate any provision of the Certificate of Incorporation or the Bylaws of the Company, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document applicable to the Company to which the Company is a party or by which any of the Purchased Assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance upon any of the Purchased Assets, except, in the case of clauses (b) and (c), for violations, conflicts or defaults that, individually or in the aggregate, would not result in a material adverse effect on the Purchased Assets or the Purchased Engineering Business (a "Material Adverse Effect").

         II.5  Title to Assets; Sufficiency.

                  (a) The Company has good and marketable title to all the Purchased Assets and except as shown on Schedule 2.5 hereto, the Purchased Assets constitute all the assets and interests in assets that are used in the Purchased Engineering Business. Except as shown on Schedule 2.5, all the Purchased Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, restrictions or liabilities of any kind (collectively, "Liens"). All the Purchased Assets are in operating condition and repair, sufficient for the purposes that the same are being used on the date of this Agreement, ordinary wear and tear excepted. Except as set forth on Schedule 2.5, neither any officer, nor any director or employee of the Company or COMARCO, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property included in the Purchased Assets, or any copyrights, patents, trademarks, trade names or trade secrets licensed by the Company and included in the Purchased Assets.

                  (b) Except as specified on Schedule 2.5, the Purchased Assets are sufficient to enable the Buyer to operate the Purchased Engineering Business following the Closing Date in the same manner it was previously operated by the Company.

         II.6 Transactions with Related Parties. Schedule 2.6 hereto sets forth a complete list of all contracts, agreements and understandings (oral or written) between the Company and any Related Party ("Related Party Agreements"). Except for the transactions under the Related Party Agreements, the Company and Related Party have not been parties to any material transaction affecting the Company on other than arm's-length terms. For purposes of this Agreement (i) the term "Related Party" means COMARCO or any affiliates of COMARCO or the Company or any of the officers or directors of COMARCO or the Company or member of the immediate family of the foregoing.

         II.7  Financial Statements.

                  (a) The Company has delivered to the Buyer unaudited (i) financial statements of the Purchased Engineering Business for the fiscal year ended January 31, 2000 and (ii) interim financial statements of the Purchased Engineering Business for the 2 month period ended March 31, 2000, each consisting of a balance sheet (the "Interim Balance Sheet") and the related statement of income, each as set forth in Schedule 2.7 hereto (the "Financial Statements"). The Financial Statements were prepared from the books and records kept by the Company. Except as set forth on Schedule 2.7, the Financial Statements (i) present fairly, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, the financial position of the Purchased Engineering Business as of the dates thereof and its results of operations for the periods then ended (subject in the case of the interim financial statements, to normal year-end adjustments), and
(ii) except as indicated therein, the balance sheets in the Financial Statements reflect all claims against and all debts and liabilities of the business and operations of the Purchased Engineering Business fixed or contingent, as at the respective dates thereof required to be reflected or disclosed therein in accordance with GAAP.

                  (b) The reserves for warranty claims under contracts and "estimates to complete" included in the Financial Statements appropriately reflect in accordance with GAAP all material facts and circumstances which were known, or should have been known after such inquiry as is consistent with GAAP, to the management of the Company at the time such reserves and estimates were established or made.

         II.8 Accounts Receivable. All Accounts were incurred in the ordinary course of business. Except to the extent specified in Schedule 2.8 hereto, such Accounts are not subject to defenses, counterclaims or set-offs. A complete and accurate aging list of all Accounts as of a date which is no less than one week prior to the Closing Date is attached as Schedule 2.8 hereto.

         II.9 Licenses and Permits. The Company holds all licenses, permits, and other governmental consents, certificates, approvals or other authorizations necessary for the operation of the Purchased Engineering Business as presently conducted by the Company (the "Licenses"), except to the extent such failure to have any of the same would not have, individually or in the aggregate, a Material Adverse Effect. Schedule 2.9 hereto contains a complete list of the Licenses. Except as set forth on Schedule 2.9, (i) each License is valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement, (ii) there are no pending or, to the knowledge of the Company or COMARCO, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue (other than expiration according to each respective License's terms), any of the Licenses and (iii) there are no defaults or events which but for notice of lapse of time or both would constitute a default under the Licenses, except for defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

         II.10 Absence of Certain Changes. Except as set forth in Schedule 2.10 hereto, and except for the transactions specifically contemplated under this Agreement, since March 31, 2000, the Company has conducted the Purchased Engineering Business in the ordinary course consistent with past practice and there has not been:

                  (a)  Any   material   transaction   involving  the   Purchased
Engineering  Business  not in the ordinary course of business;

                  (b) Any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (c) Except in the ordinary course of business and consistent with past practices, any payment, satisfaction, discharge or cancellation of any material debts or claims of the Company in connection with the Purchased Engineering Business;

                  (d) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the Purchased Assets;

                  (e) Other than in the ordinary course of business, any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any individual employed by the Company who, in connection with the transactions contemplated by this Agreement, is offered employment with the Buyer and becomes an employee of the Buyer ("Transferred Employee") or any commitment to make severance, bonus or special payments to any Transferred Employee, upon a change in ownership of the Purchased Engineering Business;

                  (f) Any material alteration in the manner of keeping the books, accounts or records of the Purchased Engineering Business or in the accounting practices of the Company;

                  (g) Any acquisition by the Company of a material amount of assets, including without limitation stock or other equity interest, from any person or any sale, lease, license or other disposition of assets or property of the Company other than in the ordinary course of business consistent with past practices;

                  (h) Any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) materially affecting any of the Purchased Assets;

                  (i) Any transaction or commitment made, or any contract or agreement entered into, amended or terminated by the Company or any relinquishment by the Company of any contract or other right, in either case, material to the Purchased Assets, or the Purchased Engineering Business;

                  (j) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Transferred Employees, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (k) Any notice of default or any other claim, allegation or other assertion that the Company has been or will be in breach or violation of any provision of any contract, agreement or instrument to which the Company is a party and which is included in the Purchased Assets or the Assumed Liabilities; or

                  (l)  Any  capital  expenditure  or  commitment  for a  capital expenditure, for additions or improvements to property, plant and equipment related to the Purchased Engineering Business in excess of $25,000.00, individually or in the aggregate.

         II.11    Contracts.

                  (a) Schedule 2.11 hereto contains a complete list of all the following contracts and agreements, whether oral or written, included in the Purchased Assets or Assumed Liabilities:

                           (i) any  agreement  for  the  purchase  or license of
materials, software, supplies, goods, services, equipment or other assets providing for either individual payments of $10,000.00 or more or aggregate annual payments of $25,000.00 or more;

                           (ii) any sales, distribution or other similar  agree-
ment providing for the sale of materials, supplies, goods, services, equipment or other assets that provides for either individual payments of $10,000.00 or more or aggregate annual payments of $25,000.00;

                           (iii)  any  teaming, partnership,  joint  venture  or
other  similar  agreement  or arrangement;

                           (iv)   any  agreement relating to the acquisition  or
disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                           (v)  any  agreement   relating  to  indebtedness  for
borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                           (vi)  any option, franchise or similar agreement;

                           (vii) any  agency,   dealer,  sales   representative,
marketing  or  other  similar agreement;

                           (viii)  any  agreement  that  limits  the  freedom of
the Company to compete in any line of business included in the Purchased Engineering Business or with any person in such lines of business or in any area;

                           (ix)  any  agreement containing  any  right of  first
refusal or similar right;

                           (x)  any agreement  pursuant  to which the Company is
subject to  confidentiality  or non-disclosure obligations;

                           (xi)  any  agreement under which the  Company  agrees
to  indemnify  any party other than in the ordinary course of business;

                           (xii)   any    containing  any conflict  of  interest
provision or limitation or restriction on future contracting clause; or

                           (xiii)  any other agreement, commitment,  arrangement
or plan that is material to the Purchased Engineering Business (collectively, the "Material Contracts").

                  (b) Other than as set forth on Schedule 2.11, each agreement, contract, plan, lease or commitment disclosed on Schedule 2.11 or required to be disclosed on Schedule 2.11 is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, government contracting or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity and government sovereignty and neither the Company nor to the Company's or COMARCO's knowledge, any other party thereto is in default or breach in any material respect under the terms of any the Material Contracts, and, to the Company's or COMARCO's knowledge, no event or circumstance has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Material Contracts.

                  (c) Except as set forth on Schedule 2.11, government audits of the Principal Contracts have been completed through the contract year ended January 31, 1999. Schedule 2.11 sets forth all open disputes with governmental entities with respect to payments under the Material Contracts.

                  (d) Schedule 2.11 sets forth a summary of all of the Company's outstanding proposals relating to the Purchased Engineering Business.

                  (e) True and complete copies of each agreement, contract, proposal, plan, lease, arrangement or commitment that is in written form that is disclosed under Section 2.11(a) or 2.11(d) have been delivered or made available to the Buyer.

         II.12 Compliance With Laws. Except as disclosed on Schedule 2.12 hereto, or as would not have, individually or in the aggregate, a Material
Adverse Effect, the Purchased Engineering Business has been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all federal governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Engineering Business. The Company has not received any written notification of any asserted or past failure by the Company to comply with such laws, statutes, ordinances, rules, regulations or orders.

         II.13 Taxes. Except as disclosed on Schedule 2.13, the Company has timely filed all tax returns which the Company is required to file with respect to all federal, state, local or foreign payroll taxes of the Company, including payroll, F.I.C.A., unemployment, withholding, payroll and disability taxes imposed on the Company with respect to the employees engaged in the Purchased Engineering Business (collectively, including interest and penalties due in respect thereof, if any, "Payroll Taxes"), and has paid or provided for all such Payroll Taxes shown to be due thereon, including interest and penalties, if any, in respect thereof. Such tax returns, including amendments to date, accurately reflect all liability for Payroll Taxes of the Company for the periods covered thereby. Except as set forth on Schedule 2.13, no action or proceeding is pending, or to the Company's or COMARCO's knowledge, threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from the Company of any Payroll Taxes with respect to the Purchased Engineering Business. No unresolved claim for any deficiency, assessment or collection of any Payroll Taxes with respect to the Purchased Engineering Business has been asserted against the Company and all resolved assessments of Payroll Taxes with respect to the Purchased Engineering Business have been paid or are reflected in the Financial Statements.

         II.14  Litigation.  Except as set forth in Schedule 2.14 hereto:

                  (a) There is no pending or, to the knowledge of the Company or COMARCO, threatened action, suit, arbitration proceeding, unfair labor practice proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Purchased Engineering Business which would be reasonably likely to have a Material Adverse Effect on (i) the Purchased Assets or the Purchased Engineering Business, (ii) the continued operations by the Buyer of the Purchased Engineering Business after the Closing on substantially the same basis as theretofore operated, or (iii) the consummation of the transactions contemplated by this Agreement, nor to the Company's or COMARCO's knowledge, is there any valid basis for any such action, suit, proceeding investigation or inquiry.

                  (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency applicable to the Purchased Engineering Business or to the Purchased Assets which would be reasonably likely to result in a Material Adverse Effect.

         II.15 Environmental Compliance.

                  (a) Environmental Laws. Schedule 2.15 hereto discloses all material information relating to the following items: (a) the nature of any Hazardous Substances (as defined below) released, discharged, buried or disposed of by the Company at any real property leased in connection with the Engineering Business (the "Sites"); (b) copies of all environmental audits or other studies or reports prepared by third parties since January 1, 1997 and in the Company's possession, to assess Hazardous Substance risks at any Site; and (c) all written communications and agreements of the Company with any governmental authority or agency (federal, state or local), any private entity or individual since January 1, 1997, relating in any way to the release, discharge or disposal on, under or about the Sites of any Hazardous Substances. Except as referenced on Schedule
2.15 or as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Site is in compliance with all Hazardous Materials Laws (as defined below) and (ii) the Company is in compliance with all Hazardous Materials Laws with respect to the Purchased Engineering Business.


                  (b) "Hazardous Substance" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material regulated under any of the statutes or regulations listed in Section 2.15(c) and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the statutes or regulations in Section 2.15(c).

                  (c) "Hazardous Materials Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq., and any amendments hereto; the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., and any amendments thereto; and any other federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders relating to hazardous substances, materials, wastes, contaminants or pollutants.

         II.16 Brokers and Finders. Except as disclosed in Schedule 2.16 hereto, the Company has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Company or COMARCO, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and except as disclosed in
Schedule 2.16, the Company does not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Company or COMARCO or of any basis for such a claim.

         II.17 Employees. Schedule 2.17(a) hereto, sets forth a true and complete list of (i) the names, titles, annual salaries, most recent annual bonus and other compensation of the Company's salaried employees and the wage rates for the Company's non-salaried employees (by classification) who provide services to the Purchased Engineering Business and (ii) the names of all independent contractors or consultants who provide services to the Purchased
Engineering Business and the terms and conditions pursuant to which they are compensated. To the knowledge of the individuals named on Schedule 2.17(b), none of the employees identified on Schedule 2.17(c) has indicated to the Company that he or she intends to resign, retire or discontinue his or her relationship with the Company as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing.

         II.18 Labor Matters. The Company is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not engaged in any unfair labor practice, and there exists no basis for the assessment of any unpaid wages with respect to any Transferred Employee. There is no unfair labor practice complaint pending or, to the Company's or COMARCO's knowledge, threatened against the Company before the National Labor Relations Board or any state or local governmental agency with respect to the Company or any of its employees. None of such employees are covered by a collective bargaining agreement or, to the knowledge of the Company or COMARCO, no union representation or organization campaign or effort exists with respect to any such employees nor are any of such employees members of any union. No employee of the Company has asserted any claim against the Company alleging discrimination, sexual harassment or any other misconduct by the Company or any of its officers, directors, employees or agents.


         II.19  Employee Benefit Plans.

                  (a) All employee benefit plans, arrangements or other agreements, including without limitation, all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, ("ERISA") in which employees of the Company are eligible to participate (collectively, the "Employee Plans") have been operated in accordance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Neither the Company nor any ERISA Affiliate (as defined in ERISA) maintains, or has within the past five years maintained, any plan that constitutes or constituted a "multiemployer plan," as defined in Section 3(37) of ERISA, or that is or was subject to Title IV of ERISA.

                  (c) Except as set forth in Schedule 2.19, the consummation of the transactions contemplated by this Agreement will not entitle any Transferred Employee to severance pay or any bonus (retention or otherwise) or any other type of additional compensation or benefit.

                  (d) All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding practices, have been made or paid to the extent due on or prior to the Closing Date.

         II.20 Patents, Trademarks, Trade Names, etc. Schedule 2.20 hereto lists:

                  (a) all patents included in the Purchased Assets and all reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by the Company, including for each such patent the serial or patent number, country, filing and expiration date and title;

                  (b) all registered trademarks included in the Purchased Assets, and all pending registrations by the Company of trademarks, including for each such trademark, the registration number, country, filing and expiration date, mark and class;

                  (c) all registered copyrights included in the Purchased Assets and all applications by the Company for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright; and

                  (d) all licenses (i) by the Company to any person or entity of any of the rights identified in (a) through (c) above and (ii) to the Company of any patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity (including employees of the Company).


                  Each license identified on Schedule 2.20 pursuant to subparagraph (d) above is a valid, legally binding obligation of all parties thereto, enforceable in accordance with its terms. With respect to each license, the Company is not in default and, to the Company's and COMARCO's knowledge, there is no default (or event which with the giving of notice or passage of time would constitute a default) by any other party thereto. The Company has not received any notice (and does not have knowledge) of claims asserted by any person to use any such patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license. Schedule 2.20 sets forth all of the intellectual property utilized by the Company in the conduct of the Purchased
Engineering Business. The Company has good and valid title to, or otherwise possesses adequate rights to use, all patents, trademarks, trade names, copyrights, inventions, trade secrets and other proprietary information necessary to permit the Company to conduct the business and operations of Purchased Engineering Business in the same manner as it had been conducted prior to the date hereof.

                  To the Company's or COMARCO's knowledge, the Company has not, nor has it been alleged to have, infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection.

         II.21 Business Records. The Company has maintained true, accurate and complete business records with respect to the Purchased Assets and the Purchased Engineering Business, and the Company is not aware of any material deficiencies in such business records.

         II.22  Control of  Essential  Records.  Except as specified on Schedule
2.22 hereto, none of the records, systems, controls, data or information which are material to the operation of the Purchased Engineering Business are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether or not computerized) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or COMARCO.

         II.23    Properties.

                  (a) The Company presently does not own, nor has it ever owned, any real property. All facilities occupied in connection with the Purchased Engineering Business are listed on Schedule 2.23 hereto (each, a "Facility" and collectively "Facilities"), and the related data on such Schedule is true, correct and complete. The Company has delivered to the Buyer a true, correct and complete copy of the real property sublease for its Colorado Springs Facility (the "Sublease"), the related master lease, and all modifications, amendments and notices relating to the Sublease. Except for the Crane, Indiana Facility it leases from GE Capital, the Company has delivered to the Buyer true, correct and complete copies of the expired real property leases for its Indiana Facilities and all modifications, amendments and notices relating thereto. The Company occupies its Indiana Facilities under unwritten agreements with each respective landlord for month-to-month tenancies (each, a "Facilities Agreement" and collectively "Facilities Agreements"). Except as set forth on Schedule 2.23, (i) the Sublease is valid and binding and is enforceable by the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditor's rights generally and by other general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Sublease and the Facilities Agreements are in full force and effect, (ii) in each case, the Company is as of the Closing Date in peaceable possession of the Facilities and there are no existing material defaults by the Company or, to the Company's or COMARCO's knowledge, the lessors, under the Sublease or the Facilities Agreements, (iii) no event or circumstance has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by the Company under the Sublease or any Facilities Agreement or which would give rise to any right of the lessor to terminate the Sublease or Facilities Agreement or assert any claim or seek any damages thereunder, and to the Company's and COMARCO's knowledge, no lessor under the Sublease or any Facilities Agreement currently intends to terminate the Sublease or any Facilities Agreement, (iv) neither the Company nor, to the Company's or COMARCO's knowledge, the lessor with respect to the Sublease or any Facilities Agreement has violated any of the terms or conditions of any such Sublease or Facilities Agreement in any material respect, (v) no waiver, indulgence or postponement of the Company's obligations under any such Sublease or Facilities Agreement has been granted to the Company by the lessor under any such Sublease or Facilities Agreement, and (vi) the Company has paid, satisfied or discharged all of its obligations under each Sublease and Facilities Agreement to be paid, performed or discharged prior to the Closing Date, including the payment of rent and all operating expenses. Each property occupied by the Company under the Sublease or the Facilities Agreements is adequate and suitable for the purposes for which it presently is being used.

                  (b) All leases of personal property included in the Purchased Assets are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease (i) any material default by the Company or any event which with notice or lapse of time or both would constitute a material default by the Company, or (ii) to the Company's or COMARCO's knowledge, any default by any other person or any event which with notice or lapse of time or both would constitute a material default.

         II.24 Customers and Suppliers. Schedule 2.24 hereto lists the names of and describes all contracts included in the Purchased Assets with and the percentage of business attributable to, the ten largest customers and ten most significant suppliers of the Company with respect to the Purchased Engineering Business as of May 31, 2000. Since the date of the Financial Statements, there has not been any material deterioration in the business relationship of the Company with any such customer or supplier. Except as noted on Schedule 2.24, no customer (through the applicable contracting officer, contracting officer's technical representative or either of such person's equivalent, if applicable) or supplier listed on Schedule 2.24 has notified the Company or COMARCO, nor does the Company or COMARCO have any knowledge that any such customer or supplier, presently intends to cease doing business or decrease in any material respect the amount of business it does with the Purchased Engineering Business, whether as a result of any announcement of the transactions contemplated by this Agreement or otherwise except in accordance with the terms of the contractual arrangements applicable to such customer or supplier.

         II.25 Customer or Third Party Approval. The work completed by the Company prior to the Closing Date relating to the Purchased Engineering Business which will require either customer or third party approval or acceptance but which has not yet received the required customer or third party approval or acceptance will meet all requirements and specifications of the contract as modified through the Closing Date in all material respects.

         II.26 Absence of Unlawful Payments. Neither the Company, nor to the Company's or COMARCO'S knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company, nor to the Company's or COMARCO's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures with respect to the Company.

         II.27 Service Liability. There is no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory authority or administrative agency or commission pending or, to the Company's or COMARCO's knowledge, threatened against or involving the Company relating to any products sold or services performed by the Company relating to the Purchased Engineering Business and alleged to have been defective or improperly rendered or not in compliance with contractual requirements.

         II.28 Government Procurement Rules. The Company has taken reasonable and appropriate steps to assure that its business with the federal government has been conducted in conformance with the Federal Acquisition Regulations and other applicable procurement laws and accounting requirements. The Company has not obtained and is not performing any federal contract in a manner that violates those procurement laws or accounting requirements in any material respect.

         II.29 Governmental Review. Schedule 2.29 hereto lists all material governmental reviews, audits or investigations of a similar nature, whether pending, threatened or completed within the three-year period preceding the Closing Date, relating to the performance or administration by the Company of government contracts or subcontracts included in the Purchased Assets.

         II.30 Government Claims. No state of facts exists that would constitute valid grounds for the assertion of a material claim by a governmental agency against the Company relating to the business, assets or the operations of the Purchased Engineering Business for any of the following: (i) defective pricing;
(ii) fraud; (iii) unallowable costs as defined in Federal Acquisition Regulations Part 31, including those that may be included in indirect cost claims for prior years that have not yet been finally agreed to by the Defense Contract Audit Agency and the Administrative Contracting Officer; or (iv) all other bases for monetary claims relating to the performance or administration by the Company of government contracts or subcontracts.

         II.31 Government Furnished Property. All property or equipment furnished to the Company in connection with the Purchased Engineering Business prior to the Closing Date by the United States government or any other customer that has not been returned to such customer is properly accounted for and in the possession of the Company. All such property and equipment is in a condition that conforms to the requirements under which it has been furnished to the Company.

         II.32 Year 2000 Compliance.

                  (a) Each item of hardware, software or firmware (a "System") that is, or is part of, the Purchased Assets, or is part of any product or service designed, manufactured, sold or provided by the Purchased Engineering Business, is Year 2000 Compliant. For purposes of this Section 2.32, "Year 2000 Compliant" means that the System is able accurately to process (including without limitation calculate, compare and sequence) date and time data from, into and between the years 1999 and 2000 and any other years in the 20th and 21st centuries.

                  (b) Except as disclosed in Schedule 2.32 hereto, the Purchased
Assets  do  not  include  any  Contract  which  contains  any   representations,
warranties, covenants or agreements regarding year 2000 compliance.

         II.33 Full Disclosure. No statement made in any representation or warranty made by the Company or COMARCO herein, or in any exhibit or schedule attached hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

         II.34 No  Undisclosed  Material  Liabilities.  Except  as set  forth on
Schedule 2.34, there are no liabilities of the Purchased Engineering Business of any kind whatsoever including any liability for Taxes (whether accrued, contingent, absolute, determined, determinable or otherwise), and there are no existing conditions, situations or circumstances which, individually or in the aggregate, reasonably would be expected to result in such a liability or obligation, other than:

                 (a) liabilities or obligations disclosed or provided for in the Interim Balance Sheet;

                 (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet; and

                 (c) liabilities that do not impact, directly or indirectly, the Purchased Engineering Business.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMARCO


         COMARCO represents and warrants to the Buyer:

         III.1 Organization and Power; Foreign Qualification. COMARCO is a corporation duly organized, validly existing and in good standing under the laws of the State of California. COMARCO has all necessary corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted.

         III.2 Authorization and Enforceability of Agreements. COMARCO has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of COMARCO. This Agreement has been duly executed and delivered by COMARCO and constitutes the legal, valid and binding obligation of COMARCO, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by COMARCO of this Agreement, or the consummation by COMARCO of the transactions contemplated hereby.

         III.3 No Conflicts. Except as specified in Schedule 2.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Articles of Incorporation or Bylaws of COMARCO, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which COMARCO is a party or by which COMARCO or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to COMARCO or any of its properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of COMARCO's business, with such exceptions, in the case of clauses (b) and (d), as would not, individually or in the aggregate, have a material adverse effect on the operations, financial condition or results of operations of COMARCO or the ability of COMARCO to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

         III.4 Brokers and Finders. Except as indicated on Schedule 2.16 hereto, COMARCO has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of COMARCO or the Company, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, and has not consented to or acquiesced in anyone so acting. Except as indicated on
Schedule 2.16, COMARCO knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of COMARCO or the Company or of any basis for such a claim.

         III.5 Litigation. There is no pending or to the knowledge of COMARCO, threatened action, suit, arbitration proceeding, unfair labor practice proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against COMARCO, relating to or affecting the transactions contemplated by this Agreement, which would have a material adverse effect on transactions contemplated hereunder.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Company:

         IV.1 Organization and Power; Foreign Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the business of the Buyer. The Buyer has all necessary corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted.

         IV.2 Authorization and Enforceability of Agreements. The Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Buyer of this Agreement, or the consummation by the Buyer of the transactions contemplated hereby.

         IV.3 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of the Buyer, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Buyer or any of its properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of the Buyer's business, with such exceptions, in the case of clauses
(b) and (d), as would not, individually or in the aggregate, have a material adverse effect on the operations, financial condition or results of operations of the Buyer or the ability of the Buyer to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

         IV.4 Brokers and Finders. The Buyer has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Buyer, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, and has not consented to or acquiesced in anyone so acting. The Buyer knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Buyer or of any basis for such a claim.

         IV.5 Litigation. There is no pending or to the knowledge of the Buyer, threatened action, suit, arbitration proceeding, unfair labor practice proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Buyer, relating to or affecting the transactions contemplated by this Agreement, which would have a material adverse effect on transactions contemplated hereunder.

         IV.6 Financing. The Buyer has sufficient funds available to consummate the transactions contemplated by this Agreement.


                                    ARTICLE V

                                    COVENANTS

         V.1 Consents and Approvals; Fulfillment of Conditions. The Company and the Buyer will use their reasonable efforts (i) to obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (ii) to obtain all other consents and novations necessary or advisable in connection with the transactions contemplated by this Agreement, and (iii) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date. The Buyer agrees that the closing of the transactions contemplated by this Agreement is not conditioned upon the receipt of any required consent or approval to the assignment of any of the Contracts except as indicated on Schedule 7.3. The Company shall use its commercially reasonable efforts to obtain as promptly as is practicable any required consent or approval to the assignment or novation of any of the Contracts that has not been obtained as of the Closing Date (the "Unassigned Contracts"), and the Buyer will cooperate and assist the Company in all commercially reasonable respects in such efforts. The parties shall enter into the Agency Agreement with respect to the Unassigned Contracts, and work on each Unassigned Contract shall be completed by the Buyer under the Agency Agreement until consent to assign such Unassigned Contract is obtained. From time to time after the Closing Date (in intervals of no less than 30 days), as consents to assignments or novations are received, the Company shall deliver to the Buyer an Assignment and Assumption Agreement substantially in the form of Exhibit A, until all of the Unassigned Contracts have been duly assigned to the Buyer.

         V.2 Transfer Taxes. The Company and the Buyer shall be liable for and shall each pay one-half of all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). Each party hereto hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.


         V.3 Use of Name. The Buyer shall be permitted to make reference to the Purchased Engineering Business as "formerly COMARCO Systems" for a period necessary to effect the transition of the business to the Buyer, but in no event for more than one year following the Closing.

         V.4 Publicity. Neither the Company, on the one hand, nor the Buyer, on the other hand, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication after the date hereof with respect to the transaction contemplated hereby without the prior written consent of all other parties hereto (which shall not be unreasonably withheld) unless required by applicable law, rule or regulation (including the rules and regulations of any securities exchange) to make such a communication.

         V.5 Discharge of Liabilities. The Buyer shall fully, faithfully and promptly discharge each of the Assumed Liabilities as and when due and dischargable, according to the terms of the respective Assumed Liability.

         V.6 Maintenance of Records. The Buyer shall: (i) protect, preserve and maintain all books and other records of the Purchased Engineering Business (the "Records") for 5 years after the Closing using the same duty of care as the Buyer uses for its own records, (ii) not dispose of any Record earlier than the time period stated in clause (i) without first giving the Company at least three months advance written notice of such destruction and obtaining the Company's written consent thereto, and (iii) grant the Company access to the Records as Company reasonably requires at any reasonable time upon written request by the Company.

         V.7 Confidentiality. "Company Confidential Information" shall mean business, technical or financial information of the Company regarding portions of the Company's business or assets not included in the Purchased Engineering Business or Purchased Assets or otherwise not transferred to the Buyer hereunder, to the extent that such information has been maintained by the Company in confidence and is not generally known to others. Until September 20, 2002, the Buyer agrees that it shall (i) hold the Company Confidential Information in confidence and take reasonable precautions to protect the Company Confidential Information, (ii) not disclose the Company Confidential Information to anyone except as permitted by the Company or COMARCO, and (iii) not reverse engineer the Company Confidential Information. The restrictions on use and disclosure of the Company Confidential Information set forth herein shall not apply to information that (i) is currently utilized by the Company in the conduct of its business activities included in the Purchased Assets or the Purchased Engineering Business; (ii) was within Buyer's possession prior to its being furnished to Buyer by the Company or COMARCO; (iii) is in or enters the public domain through no wrongful act of the Buyer; (iv) is independently developed by the Buyer subsequent to the Closing without use of the Company Confidential Information; (v) is rightfully received by the Buyer subsequent to Closing from a third party without restriction and without breach of this Agreement; or (v) is approved for release by the Company's or COMARCO's written authorization. Without limiting the foregoing, the Buyer agrees to promptly destroy all Company Confidential Information in its or its representatives' and agents' possession (including any notes, memos, summaries or analyses relating thereto) as of the Closing Date, and to certify such destruction to the Company in writing.

         V.8      Omitted.

         V.9 Accounts Receivable Guarantee. The Buyer shall bill in accordance with its customary business practices any unbilled amounts as of the Effective Time that are included in the Accounts. The Buyer shall use the same degree of diligence and effort to collect the Accounts that it uses in collecting its own accounts receivable of comparable size; provided that the Buyer shall have no obligation to initiate a lawsuit to collect any Account. Any amounts collected by the Buyer from any person who owes more than one invoice to the Buyer, including any Account, shall be applied to the invoice to which such payment specifically relates; provided, however, that if any such payment is undesignated, the Buyer shall use reasonable efforts to get the payor to designate the specific invoice or invoices to which the payment is to be applied. If such designation cannot be obtained from the payor, such payment shall be applied 50% to the most recent invoice to the payor and 50% to the oldest outstanding invoice to the payor. If the Buyer has not received full payment on any of the Accounts that (i) were billed as of the Effective Time, within 6 months following the Closing Date, or (ii) that were unbilled as of the Effective Time (including Award Fees and Rate Variances), within 6 months after the date on which each of the same is billed, then in each such case, the Buyer will notify the Company in writing, identifying such unpaid Accounts and the amounts outstanding on the applicable date. Within ten days following receipt of the Buyer's notice and the re-assignment to the Company of the applicable Accounts, the Company will pay the Buyer the full amount of the unpaid balance of such Accounts specified in the Buyer's notice by wire transfer of immediately available funds to the account of the Buyer specified in the notice. Any dispute with respect to the application of this Section 5.9 shall be resolved by the Independent Accountant, whose decision shall be deemed final and conclusive. The fees and expenses of the Independent Accountant in resolving all such disputes shall be borne one-half by the Buyer and one-half by the Company.

         V.10 Cooperation. After the Closing, the parties shall cooperate in good faith to facilitate the transfer of the Purchased Assets and the assumption of the Assumed Liabilities in the manner contemplated hereunder with minimum disruption for the parties. Each party shall provide the other such reasonable access to its books, records and employees as may be required to carry out the purposes of this Section 5.10. In addition, the Company shall cooperate with the Buyer and do all things reasonably necessary to assure that all costs, fees and expenses incurred by the Company prior to the Effective Time and by the Buyer after the Effective Time which are billable to clients under contracts included within the Purchased Assets to be novated or assigned to, and the Assumed
Liabilities to be assumed by, the Buyer as a result of the transactions contemplated hereby shall be billed properly and paid promptly to the Buyer, including submission on behalf of the performing party of an invoice and certification of the costs incurred by the performing party prior to the effective date of the novation or assignment.

         V.11     Personnel Matters.

                  (a The Company shall use reasonable and commercially practicable efforts (excluding any payments, bonuses or other financial inducements or other out-of-pocket expenditures) to assist the Buyer in hiring all employees of the Purchased Engineering Business to whom the Buyer offers employment. The Company shall not take any action, directly or indirectly, to prevent or discourage any employee to whom the Buyer offers employment from being employed by the Buyer as of the Effective Time, nor shall the Company solicit, invite or induce or entice any such employee to remain in the employ of the Company or otherwise attempt to retain the services of any such employee, except with the prior written consent of the Buyer. At the Closing, the Company shall waive, for the benefit of the Buyer, any and all restrictions in any oral or written agreement with any Transferred Employee, relating to noncompetition with the Company or COMARCO subsequent to termination of employment therewith or the maintenance of confidentiality of any information for the benefit of the Company or COMARCO to the extent such information is related to the Purchased Assets and the Purchased Engineering Business and Buyer's unrestricted enjoyment of the benefits thereof.

                  (b Except as provided in this Section 5.11, the term and conditions of the employment of the Transferred Employees is a matter within the Buyer's sole discretion, it being expressly understood that the Buyer reserves full right to terminate the employment of such persons at any time. However, the Buyer hereby agrees to employ as of the Effective Time, a sufficient number of persons whom it deems appropriate and who were employees of the Company at the appropriate locations where the Purchased Engineering Business is conducted immediately prior to the Effective Time, in order to prevent any violation by the Company of the Worker Adjustment and Retraining Notification Act ("WARN"), under terms of employment sufficient to satisfy the requirements of WARN.

                  (c Except as expressly provided in this Section 5.11, no assets or liabilities of any employee benefit, pension, profit sharing, or welfare plan of the Company or its affiliates (the "Plans") shall be transferred to any comparable plan established or maintained by the Buyer, and the Buyer does not agree to adopt or assume any obligations under the Plans or to contribute to the Plans. The Company and the Buyer shall arrange for direct rollovers of the accounts of the Transferred Employees who elect such rollovers from the COMARCO, Inc. Savings and Retirement Plan ("SARP") (including rollovers of existing loans) to the comparable benefit plan maintained by the Buyer or one of its affiliates ("Buyer's Plan"). The Buyer agrees to amend the Buyer's Plan, if necessary, to allow it to accept such direct rollovers. The SARP shall not be required to permit a direct rollover to the Buyer's Plan until it has received satisfactory evidence that the Buyer's Plan is tax-qualified. Similarly, Buyer's Plan shall not be required to accept a direct rollover from the SARP until it has received satisfactory evidence that the SARP is tax-qualified.

                  (d The Buyer shall immediately offer all Transferred Employees coverage under its group medical plan without the imposition of any waiting period requirement or pre-existing condition limitation (except to the extent that those limitations would have applied if the Transferred Employee had remained covered by the Company's group medical plan). Furthermore, upon providing documentation satisfactory to the Buyer, the Transferred Employees shall be credited with the amount of their payments made on or prior to the Effective Time for purposes of satisfying any deductibles and out of pocket maximum payments under the Buyer's self-insured group medical and dental plans. The Buyer shall assume, and shall afford to each Transferred Employee, such Transferred Employee's comprehensive leave time under the Company's policies as accrued as of the Effective Time as scheduled on Schedule 5.11 hereto and, in addition, will provide additional credit for all or a portion of the sick leave time accumulated by each Transferred Employee as scheduled on Schedule 5.11 in accordance with the Buyer's practices in the "DSL balance" for such Transferred Employee under the Buyer's program. The Company shall retain responsibility for the payment of accrued comprehensive leave time not taken by Transferred Employees prior to the Closing Date that are in excess of 300 hours for each Transferred Employee with less than 10 years of service with the Company as of the Closing Date and 400 hours for each Transferred Employee with 10 years or more of service with the Company as of the Closing Date and these amounts shall be Excluded Liabilities.

                  (e Except as provided herein, the terms and conditions of the employment of Transferred Employees are matters within Buyer's sole discretion, it being expressly understood that the Buyer reserves full right to amend or terminate its benefit plans as it sees fit. The Buyer shall provide the Transferred Employees with tuition reimbursement, relocation and moving benefits specified on Schedule 5.11 hereto and the same shall be Assumed Liabilities.

         V.12 Litigation Support. If and for so long as any party hereto (the "Litigating Party") actively is contesting or defending against or asserting any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Purchased Assets, the Assumed Liabilities or the Purchased Engineering Business, each of the other parties will cooperate with the Litigating Party and his or its counsel in the contest, defense or assertion, make available its personnel, and provide such testimony and access to its books and records as reasonably shall be necessary with respect to the contest, defense or assertion, all at the sole cost and expense of the Litigating Party (unless the Litigating Party is entitled to indemnification therefor as provided elsewhere in this Agreement).


                                   ARTICLE VI

           COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIALITY

         VI.1  Noncompetition.

                  (a Definitions. For the purposes of this Section 6.1, the following definitions will apply:

                           (i "General Competitive Activities" means the provision to government agencies associated with the U.S. Department of Defense (collectively "DOD"), and prime contractors dealing with the DOD, of the services of the types (exclusive of testing services) engaged in by the Company on or prior to the Closing Date.

                           (ii  "Noncompete  Period" means the period  beginning
on the Closing Date and ending on the third anniversary of the Closing Date.

                           (iii "Principal Contract Competitive Activities" means the provision to the DoD, and prime contractors dealing with the DoD, of the types of engineering services contemplated under or related to the Principal Contracts, including any extensions or follow-on contracts related thereto opened for bidding in the future; provided, however, that testing services (including, without limitation services under the Company's (a) B-2 Bomber contract, (b) USA TEXCOM Support Contract as part of the TESCO Joint Venture; and (c) DoD JITC as part of the INTEROP JV) shall not constitute Principal Contract Competitive Activities.

                           (iv    "Territory" means worldwide.

                  (b  Restrictions on Principal Contract Competitive Activities.

                           (i The Company has previously been a party to the Principal Contracts that are included in the Purchased Assets. The Company agrees that, to protect adequately the interest of the Buyer in the Principal Contracts, it is essential that the Company agree not to engage in any Principal Contract Competitive Activities during the Noncompete Period anywhere in the Territory.

                           (ii Each of COMARCO and the Company shall not, during the Noncompete Period, in any manner, directly or indirectly or by assisting others, engage in any activity consisting of Principal Contract Competitive Activities anywhere in the Territory.

                  (c Restrictions on General Competitive Activities. If at any time during the Noncompete Period, the Company ceases to conduct any portion of the General Competitive Activities, whether because the Company has sold all of its remaining business activities conducted as of the date of this Agreement, or has terminated its conduct thereof for any other reason, then the Company and COMARCO shall, in addition to Section 6.1(b), thereafter be subject to this
Section 6.1(c) for the balance of the Noncompete Period (the "Remaining Noncompete Period").

                           (i The Company previously has conducted the General Competitive Activities throughout the Territory. The Company agrees that, to protect adequately the interest of the Buyer in the Purchased Assets and the Purchased Engineering Business, it is essential that any covenant not to compete with respect thereto cover all General Competitive Activities and the entire Territory.

                           (ii Each of COMARCO and the Company shall not, during the Remaining Noncompete Period, in any manner, directly or indirectly or by assisting others, engage in any activity or business that conducts, in any material manner, any of the General Competitive Activities anywhere in the Territory.

         VI.2 Nonsolicitation. Each of COMARCO and the Company agree that it shall not, during the period of 3 years following the Closing, solicit, recruit or hire away or attempt to solicit, recruit or hire away from the Buyer or any of its subsidiaries or affiliates any Transferred Employee, whether directly, indirectly or by assisting others, in any manner, on his or its behalf or on behalf of any other person.

         VI.3     Nondisclosure.

                  (a Confidential Information. "Confidential Information" shall mean business, technical or financial information of the Company included in the Purchased Assets or otherwise transferred to the Buyer hereunder, to the extent that such information has been maintained by the Company in confidence and is not generally known to others.

                  (b Restrictions. During the period of 3 years commencing on the Closing Date, the Company and COMARCO each agree that it shall (i) not use such Confidential Information for any purpose, (ii) not disclose such
Confidential Information to anyone except (A) to those of its affiliates, employees, contractors, consultants or advisors who have a need to know for the permitted purposes, or (B) as required to be disclosed to government agencies or others pursuant to legal requirements, and then only with as much prior written notice to the Buyer as is practical under the circumstances and only to the extent required by law, (iii) subject to (ii)(B) above, protect the confidentiality of and take all reasonable steps to prevent disclosure or unauthorized use of such Confidential Information in order to prevent it from falling into the public domain or the possession of persons not legally bound to maintain its confidentiality, (iv) not reverse engineer such Confidential Information nor utilize or disseminate such Confidential Information for the purpose of reverse engineering, and (v) not produce any product nor offer any service of any nature whatsoever based in whole or in part on such Confidential Information or cause or assist any other person in doing so.

                  (c Exclusions. The restrictions on use and disclosure of Confidential Information set forth herein shall not apply to information that
(i) is in or enters the public domain through no wrongful act of the Company or COMARCO; (ii) is independently developed by the Company or COMARCO subsequent to the Closing without use of the Confidential Information; (iii) is rightfully received by the Company or COMARCO subsequent to Closing from a third party without restriction and without breach of this Agreement; or (iv) is approved for release by the Buyer's written authorization.

         VI.4 Severability. If a judicial or arbitral determination is made that any provision of this Article VI constitutes an unreasonable or otherwise unenforceable restriction against any party hereto, the provisions of this
Article VI shall be rendered void only to the extent that such judicial or arbitral determination finds such provision to be unreasonable or otherwise unenforceable with respect to the Company. In this regard, the Company, COMARCO and the Buyer hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited Competitive Activities or any time period from the coverage of this Article VI and to apply the provisions of this Article VI to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed. Moreover, notwithstanding the fact that any provision of this
Article VI is determined not to be specifically enforceable, the non-breaching party nevertheless shall be entitled to recover monetary damages as a result of the breach of the specific covenants not to engage in any Competitive
Activities, not to solicit employees or consultants or not to disclose Confidential Information set forth in this Article VI. The time period during which the prohibitions set forth in this Article VI shall apply shall be tolled and suspended for a period equal to the aggregate time during which the breaching party violates such prohibitions in any respect.

         VI.5 Injunctive Relief. The Company and COMARCO each agree that any remedy at law for any breach of the provisions contained in this Article VI shall be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy the Buyer might have under this Agreement.


                                   ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         The obligations of the Buyer hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

         VII.1 Representations and Warranties of COMARCO and the Company. All representations and warranties of COMARCO and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing (except that any representation or warranty already qualified as to materiality shall be true in all respects) with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation or warranty speaks as of an earlier date, in which case it shall be true and correct in all material respects (except that any representation or warranty already qualified as to materiality shall be true in all respects) as of such earlier date); COMARCO and the Company shall each have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed prior to the Closing; and at the Closing, there shall be delivered to the Buyer a certificate to such effect signed by an authorized officer each of COMARCO and of the Company.

         VII.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

         VII.3 Consents. The Company shall have obtained consent to assignment for those Contracts specified on Schedule 7.3.

         VII.4 Delivery of Documents. The documents described in Section 1.9(a) hereof shall have been delivered to the Buyer.


                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The obligations of the Company hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Company, but only in writing):

         VIII.1 Representations and Warranties of the Buyer. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing (except that any representation or warranty already qualified as to materiality shall be true in all respects) with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation or warranty speaks as of an earlier date, in which case it shall be true and correct in all material respects (except that any representation or warranty already qualified as to materiality shall be true in all respects) as of such earlier date); the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, the Buyer shall deliver to the Company a certificate to such effect signed by an authorized officer of the Buyer.

         VIII.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

         VIII.3 Agreed Purchase Price. The Buyer shall at the Closing deliver the wire transfer to the Company of the Initial Purchase Price in the form of immediately available funds.

         VIII.4 Delivery of Documents. The documents described in Section 1.9(b) hereof shall have been delivered to the Company.


                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

         IX.1 Survival. The representations and warranties made by COMARCO, the Company or by the Buyer in this Agreement (other than the representation and warranty of the Company and COMARCO set forth in Section 2.31, which shall survive indefinitely) shall survive until March 31, 2002 (the "Survival Period"). The covenants contained in this Agreement shall survive the Closing until performed in accordance with their terms.


         IX.2 Buyer Claims Against Holdback Amount. Subject to the terms and conditions of this Article IX, the portion of the Holdback Amount to be delivered to the Company pursuant to Section 1.5(c) shall be reduced for any assessments, losses, damages, liabilities, debts, charges (including judgments and decrees which give rise to any of the foregoing), costs and expenses, including without limitation, interest, penalties, court costs attorneys' fees and expenses ("Damages") asserted against, imposed upon or incurred by the Buyer or any subsidiary of the Buyer, or any of their respective directors, officers, employees, agents or representatives (collectively with the Buyer, the "Buyer Indemnitees" and each individually, a "Buyer Indemnitee"), resulting from, relating to or arising out of:

                  (a any breach of any representation, warranty, covenant or agreement of the Company or COMARCO contained in or made pursuant to thi Agreement;

                  (b any event, state of facts, circumstance or condition occurring or existing (or not occurring or not existing if the absence of such fact, circumstance or condition forms a basis for Damages) prior to the Effective Time, which relates to the Purchased Assets or the Purchased Engineering Business (other than the Assumed Liabilities);

                  (c       any Excluded Liability; or

                  (d without limiting the generality of (a) through (c) above, any Taxes payable by COMARCO or the Company or relating to the Purchased Assets or the Purchased Engineering Business for any taxable period up to the Effective Time.

                  The matters and events set forth in subparagraphs  (a) through
(d) above are referred to herein as the "Buyer Indemnification Events." If the Buyer asserts a claim for set-off pursuant to this Section 9.2 against the Holdback Amount, it shall promptly provide notice to the Company in accordance with the procedures set forth in Section 9.2 hereof setting forth the nature of the claim and the amount thereof. Within 15 business days of such notice, the Company shall either approve the claim for indemnification and the amount thereof (an "Approved Claim") or shall disapprove the claim or the amount thereof (a "Rejected Claim"), or both. If the Company fails to approve or disapprove a claim within the requisite period, the claim shall be deemed to be an Approved Claim. The Buyer shall be entitled to offset the amount of any Approved Claims against the Holdback Amount. With respect to any Rejected Claims, the Buyer and the Company agree to submit any such claims to arbitration in accordance with the procedures set forth in Section 10.15 hereof for resolution. The Buyer shall be entitled to withhold the stated amount of the Rejected Claims from the Holdback Amount pending resolution of the claim. The decision of the arbitrator shall be final and binding on the parties hereto, and the Buyer agrees to promptly pay to the Company the portion of the Holdback Amount then due the Company, together with interest thereon as provided in
Section 1.4(d) hereof, based on the decision of the arbitrator. One-half of the fees and expenses of the arbitrator shall be paid by the Buyer and one-half of such fees and expenses shall reduce the aggregate amount of the Holdback Amount payable to the Company.

         IX.3 Indemnification by the Company and COMARCO. In addition to the Buyer's right to deduct the aggregate amount of Damages from the Holdback Amount, subject to the terms and conditions of this Article IX, the Company and COMARCO each, jointly and severally, hereby agrees to indemnify, defend and hold harmless the Buyer Indemnitees and each of them from and against all Damages asserted against, imposed upon or incurred by the Buyer Indemnitees or any Buyer Indemnitee, resulting from, relating to or arising out of a Buyer Indemnification Event. When making a claim for Damages, the Buyer Indemnities shall not be entitled to both assert a claim for set-off of Damages from the Holdback Amount under Section 9.2 and make a claim for indemnification for the same Damages under Section 9.3, except to the extent the aggregate amount of such Damages exceeds the amount subject to set-off from the Holdback Amount for such Damages.

         IX.4 Indemnification by the Buyer. Subject to the terms and conditions of this Article IX, the Buyer hereby agrees to indemnify, defend and hold harmless the Company and COMARCO, and any director, officer, employee, agent or representative of the Company and COMARCO (collectively with the Company and COMARCO, the "Seller Indemnitees" and each individually, a "Seller Indemnitee") from and against all Damages asserted against, imposed upon or incurred by the Seller Indemnitees or any Seller Indemnitee, resulting from, relating to or arising out of:

                  (a any breach of any representation, warranty, covenant o agreement of the Buyer contained in or made pursuant to this Agreement,

                  (b  any Assumed Liability, or

                  (c any event, state of facts, circumstance or condition occurring or existing (or not occurring or not existing if the absence of such fact, circumstance or condition forms a basis for Damages) after the Effective Time, which relates to the Purchased Assets or the Purchased Engineering Business (other than any Excluded Liability).

         IX.5 Limitations on Recoverable Losses. Claims for indemnification under this Article IX for breaches of representations or warranties (other than the representation of the Company and COMARCO set forth in Section 2.31) may be made only with respect to claims arising during the Survival Period. Any claim under this Article IX must be made by giving the written Indemnification Notice (as defined in Section 9.6 hereof) to the applicable "Indemnifying Party" (as defined in Section 9.6) and, with respect to claims for breaches of representations and warranties (other than the representation and warranty set forth in Section 2.31), such notice must be given prior to the end of the Survival Period. Except with respect to (i) any of the Excluded Liabilities or
(ii) a breach of the representation and warranty set forth in Section 2.31, as to which the Company and COMARCO shall be fully liable, the Company and COMARCO shall not be obligated to make any indemnification payment pursuant to this
Article IX to any of the Buyer Indemnitees (i) except to the extent that the aggregate amount of all Damages suffered shall exceed in the aggregate $25,000, and (ii) to the extent such indemnification payment, together with all other payments in respect of Approved Claims and Permitted Indemnification Claims, would exceed in the aggregate 75% of the Purchase Price. Except with respect to any of the Assumed Liabilities as to which the Buyer shall be fully liable, the Buyer shall not be obligated to make any indemnification payment pursuant to this Article IX to any of the Seller Indemnitees (i) except to the extent that the aggregate amount of all damages suffered shall exceed in the aggregate $25,000, and (ii) to the extent such indemnification payment, together with all other payments in respect of Approved Claims and Permitted Indemnification Claims, would exceed in the aggregate 75% of the Purchase Price.

         IX.6 Claims for Indemnification; Disputes.

                  (a Claims for Indemnification. Any Indemnitee making a claim under this Article IX shall give COMARCO and the Company or the Buyer, as the case may be (the "Indemnifying Party"), written notice (the "Indemnification Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which indemnity may be sought by the Indemnitee (individually, a "Claim" and collectively, the "Claims") as soon as reasonably practicable but in no event more than 30 days after the Indemnitee has received notice or obtained actual knowledge of such Claim (provided that failure to give such notice shall not limit the Indemnifying Party's indemnification obligation hereunder except to the extent that the delay in giving, or failure to give, the notice adversely affects the Indemnifying Party's ability to defend against the Claim). To the extent reasonably practicable, the Indemnification Notice shall state the nature, basis and amount of the indemnification claim and include any relevant supporting documentation. The right of the Indemnitee to indemnification for a Claim shall be deemed to be accepted by the Indemnifying Party (the "Permitted Indemnification Claim") unless, within 30 days after the Indemnifying Party's receipt of the Indemnification Notice, the Indemnifying Party shall notify the Indemnitee in writing that it objects to the right of the Indemnitee to indemnification with respect to the Claim (the "Indemnification Objection Notice"). If the Indemnifying Party contests the propriety of any such claim described in the Indemnification Notice and/or the amount of Damages associated with such claim, then the Indemnifying Party shall deliver to the Indemnitee a written notice detailing with reasonable specificity all objections the Indemnitee has with respect to the claims contained in the Indemnification Notice ("Indemnification Objection Notice"). If the Indemnifying Party and the Indemnitee are unable to resolve the disputed matters described in the Indemnification Objection Notice within 15 days after the date the Indemnitee received the Indemnification Objection Notice, the disputed matters will be subject to the dispute resolution procedures set forth in Section 10.15 hereof. Any undisputed claims contained in the Indemnification Notice shall be deemed to be final and binding upon the Indemnifying Party(ies) and shall constitute an Approved Claim and a Permitted Indemnification Claim. If the arbitrator's determination of any disputed claims results in all or any portion of such claim properly being subject to set-off or indemnification pursuant to this Article IX, such claim or portion thereof shall be final and binding upon the Indemnifying Party(ies) and shall constitute an Approved Claim and/or a Permitted Indemnification Claim.

                 (b Control of Litigation; Mutual Cooperation. An Indemnitee against whom a third party claim is made shall give the Indemnifying Party an opportunity to defend such claim, at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee, provided that such Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. Failure of an Indemnifying Party to give the Indemnitee written notice of its election to defend such claim within 20 days after receipt of notice thereof shall be deemed a waiver by such Indemnifying Party of its right to defend such claim. If the Indemnifying Party shall elect not to assume the defense of such claim (or if such Indemnifying Party shall be deemed to have waived its right to defend such claim), the Indemnitee against whom such claim is made shall have the right, but not the obligation, to undertake the sole defense of, and to compromise or settle, the claim on behalf, for the account, and at the risk and expense, of the Indemnifying Party (including without limitation the payment by Indemnifying Party of the attorneys' fees of the Indemnitees). If one or more of the Indemnifying Parties assumes the defense of such claim, the obligation of such Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim. The Indemnifying Party shall not, in the defense of such claim, consent to the entry of any judgment or enter into any settlement (except with the written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant to the Indemnitee against whom such claim is made of a release from all liability in respect of such claim except the liability satisfied by the Indemnifying Party on behalf of such Indemnitee in connection with such judgment or settlement. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party, then the Indemnitee shall make available, at the Indemnifying Party's expense, all information and assistance that the Indemnifying Party may reasonably request.

         IX.7  Exclusive Remedy; Single Recovery.

                  (a Each party hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive remedy for claims for monetary damages with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the Holdback procedure and the indemnification provisions set forth in this Article IX.

                  (b With respect to breaches of the representations and warranties set forth in Sections 2.8, 2.19(d) and 2.34 hereof, except to the extent the Buyer is entitled to indemnification under this Article IX with respect to Excluded Liabilities, the Buyer shall have no right to recover Damages unless the Company or COMARCO shall have committed fraud in making any such representation and warranty.


                                    ARTICLE X

                               GENERAL PROVISIONS

         X.1 Expenses. Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense. The Company and COMARCO shall be responsible for any fee payable to Quarterdeck Investment Partners, Inc. as a result of the Agreement.

         X.2 Further Assurances. Each party hereto agrees to use such party's reasonable best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees from time to time and without further consideration to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder. Each party hereto agrees to cooperate with the other parties in all reasonable requests made by such other parties with regard to all issues relating to this Agreement and the matters contemplated hereby to the extent such request is not inconsistent with the express provisions of this Agreement.

         X.3 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or five (5) hours after confirmation of delivery by facsimile, addressed as follows:

If to the Buyer:               Science Applications International Corporation
                                     10260 Campus Point Drive, MS L5A
                                     San Diego, California 92121
                                     Attention:        Kevin E. Murphy
                                     Telephone:        (858) 826-4975
                                     Telecopy:         (858) 826-4121

With a copy to:                Science Applications International Corporation
                                     10260 Campus Point Drive, MS F-3
                                     San Diego, California 92121
                                     Attention:        Cindy S. Pittman
                                     Telephone:        (858) 826-2586
                                     Telecopy:         (858) 826-4037

If to the Company or COMARCO:  COMARCO, INC.
                                     Bentall Executive Centre
                                     1551 North Tustin Ave.
                                     Suite 840
                                     Santa Ana, CA  92705
                                     Attention:        Don M. Bailey, Chairman
                                     Telephone:        (714) 796-1800
                                     Telecopy:         (714) 796-1802

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section
9.3. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

         X.4 Successors and Assigns; Release of the Company.

                  (a This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Notwithstanding the foregoing, except as provided in Section 10.4(b) the rights and obligations of the parties hereunder are not assignable to another person without the prior written consent of all other parties hereto.

                  (b If COMARCO intends to sell all of the Company's stock to an unaffiliated third party, (the "Third Party"), COMARCO shall give the Buyer prior written notice thereof, including the identity of the Third Party. Subject to (i) the Buyer's written consent which shall not be unreasonably withheld and
(ii) the receipt by the Buyer from the Company and COMARCO of confirmation, in form and substance satisfactory to the Buyer, of a valid assignment by the Company and assumption by COMARCO of all of the Company's rights and obligations under this Agreement, with the exception of the Sections referenced in Section 10.5(b)(i) below, and (iii) the receipt by the Buyer from the Company and the Third Party of a total release, in form and substance satisfactory to the Buyer, from any liability or obligation of the Buyer to the Company or the Third Party under any provision of this Agreement, whether arising or accruing prior to or after the Sale Date and regardless of whether any action or proceeding in respect thereof shall have been previously initiated, then effective on the closing of such sale (the "Sale Date"):

                           (i with the exception of  Sections 5.10,  5.12,  6.3,
6.4, 6.5 and 10.2 to which the Company shall continue to be subject, the Compan shall be wholly released from any liability or obligation under any provision of this Agreement (including Article VI (other than Section 6.3)), whether arising or accruing prior to or after the Sale Date and regardless of whether any action or proceeding in respect thereof shall have been previously initiated, and the Buyer shall look exclusively to COMARCO in respect any and all such liabilities and obligations; and

                           (ii all rights of the Company to receive any payments
or reimbursements of any kind or nature under any provision mof this Agreement shall be transferred and assigned in full to COMARCO, and any and all such payments and reimbursements payable after the Sale Date shall be paid by the Buyer to COMARCO and the Buyer shall have no further obligation to make any such payments or reimbursements to the Company.

                  (c The Buyer shall execute and deliver to COMARCO any confirmation of the provisions of Section 10.4(b) as COMARCO may reasonably request. COMARCO and the Company shall, and shall cause the Third Party to, execute and deliver to the Buyer, any confirmation of the provisions of this Section10.4(b) as the Buyer may reasonably request.

         X.5 Entire Agreement; Modifications. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the Buyer on the one hand and the Company and COMARCO on the other hand.

         X.6 Remedies, Waiver. To the maximum extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. No waiver shall be binding unless executed in writing by the party making such waiver.

         X.7 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

         X.8 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflict of laws provisions.

         X.9 Bulk Sales Compliance. The Buyer and the Company waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales.

         X.10 Interpretation. The Company, COMARCO and the Buyer each acknowledge that each party to this Agreement has been represented by counsel or has had the opportunity to review this Agreement with counsel in connection with the transactions contemplated hereby. Accordingly, any statute, rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Company, COMARCO and the Buyer.

         X.11 Knowledge Convention. As used in this Agreement, any statement given to the knowledge of the Company or of COMARCO shall mean to the knowledge of any of the individuals named on Schedule 10.11 hereto. Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge," or words of similar intent or effect, of any party or its representative, such party shall make such statement only after making inquiry of all relevant officers, employees or agents of such entity and each such statement shall be deemed to include a representation that such inquiry has been made.

         X.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         X.13 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         X.14 Section Headings. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         X.15 Dispute Resolution.

                  (a) Negotiated Resolution. If any dispute arises (i) out of or relating to, this Agreement or any alleged breach thereof, or (ii) with respect to any of the transactions or events contemplated hereby (hereinafter, a "Dispute"), the party desiring to resolve such Dispute shall deliver a written notice describing such Dispute with reasonable specificity to the other parties ("Dispute Notice"). If any party delivers a Dispute Notice pursuant to this
Section 10.15, or if any Indemnifying Party delivers to any Indemnitee an Indemnification Objection Notice pursuant to Section 9.5 hereof, the parties involved in the Dispute shall meet within 30 days following the date of the Dispute Notice or the Indemnification Objection Notice (as the case may be) and in good faith shall attempt to resolve such Dispute or the Rejected Claim (as the case may be).

                  (b) Arbitration. If the Dispute or Rejected Claim is not resolved by pursuant to Section 10.15(a), the Dispute or Rejected Claim shall be settled by arbitration conducted in the State of California which shall be in accordance with the rules and procedures of JAMS then in effect with respect to commercial disputes. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon all parties. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such claim or controversy, nor shall any party seek punitive damages relating to any matter under, arising out of or relating to this Agreement in any other forum. Except as otherwise set forth in the Agreement, the cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved including reasonable attorneys' fees incurred by the party determined by the arbitrator to be the prevailing party, shall be paid by the party determined by the arbitrator not to be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrator. The parties shall instruct the arbitrator to render its decision no later than 45 days after the completion of the arbitration proceeding.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation


                                    By:
                              Name: Kevin E. Murphy
                          Title: Senior Vice President


                 COMARCO SYSTEMS, INC., a California corporation


                                    By:
                                            Name:    Don Bailey
                                            Title:   Chairman

                     COMARCO, INC., a California corporation


                                    By:
                               Name: Don M. Bailey
                                            Title:   Chairman

                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I   PURCHASE AND SALE OF ASSETS.......................................1
         1.1    Purchase and Sale of Assets...................................1
         1.2    Excluded Assets...............................................2
         1.3    Consideration.................................................3
         1.4    Payment of Purchase Price.....................................3
         1.5    Assumption of Liabilities.....................................5
         1.6    Prorations....................................................6
         1.7    Allocation of Purchase Price..................................6
         1.8    Closing; Effective Time.......................................6
         1.9    Deliveries at Closing.........................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMARCO AND THE COMPANY.........8
         2.1    Organization and Good Standing................................8
         2.2    Investment....................................................8
         2.3    Authorization and Approvals...................................8
         2.4    No Violations.................................................9
         2.5    Title to Assets; Sufficiency..................................9
         2.6    Transactions with Related Parties............................10
         2.7    Financial Statements.........................................10
         2.8    Accounts Receivable..........................................10
         2.9    Licenses and Permits.........................................10
         2.10   Absence of Certain Changes...................................11
         2.11   Contracts....................................................12
         2.12   Compliance With Laws.........................................14
         2.13   Taxes........................................................14
         2.14   Litigation...................................................14
         2.15   Environmental Compliance.....................................15
         2.16   Brokers and Finders..........................................15
         2.17   Employees....................................................16
         2.18   Labor Matters................................................16
         2.19   Employee Benefit Plans.......................................16
         2.20   Patents, Trademarks, Trade Names, etc........................17
         2.21   Business Records.............................................18
         2.22   Control of Essential Records.................................18
         2.23   Properties...................................................18
         2.24   Customers and Suppliers......................................19
         2.25   Customer or Third Party Approval.............................19
         2.26   Absence of Unlawful Payments.................................19
         2.27   Service Liability............................................19
         2.28   Government Procurement Rules.................................20
         2.29   Governmental Review..........................................20
         2.30   Government Claims............................................20
         2.31   Government Furnished Property................................20
         2.32   Year 2000 Compliance.........................................20
         2.33   Full Disclosure..............................................20
         2.34   No Undisclosed Material Liabilities..........................21

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF COMARCO......................21
         3.1    Organization and Power; Foreign Qualification................21
         3.2    Authorization and Enforceability of Agreements...............21
         3.3    No Conflicts.................................................22
         3.4    Brokers and Finders..........................................22
         3.5    Litigation...................................................22

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE BUYER....................22
         4.1    Organization and Power; Foreign Qualification................22
         4.2    Authorization and Enforceability of Agreements...............23
         4.3    No Conflicts.................................................23
         4.4    Brokers and Finders..........................................23
         4.5    Litigation...................................................23
         4.6    Financing....................................................24

ARTICLE V   COVENANTS........................................................24
         5.1    Consents and Approvals; Fulfillment of Conditions............24
         5.2    Transfer Taxes...............................................24
         5.3    Use of Name..................................................24
         5.4    Publicity....................................................24
         5.5    Discharge of Liabilities.....................................25
         5.6    Maintenance of Records.......................................25
         5.7    Confidentiality..............................................25
         5.8    Omitted......................................................25
         5.9    Accounts Receivable Guarantee................................25
         5.10   Cooperation..................................................26
         5.11   Personnel Matters............................................26
         5.12   Litigation Support...........................................28

ARTICLE VI  COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIALITY.......28
         6.1    Noncompetition...............................................28
         6.2    Nonsolicitation..............................................29
         6.3    Nondisclosure................................................30
         6.4    Severability.................................................30
         6.5    Injunctive Relief............................................31

ARTICLE VII   CONDITIONS TO THE OBLIGATIONS OF THE BUYER.....................31
         7.1    Representations and Warranties of COMARCO and the Company....31
         7.2    Absence of Litigation or Investigation.......................31
         7.3    Consents.....................................................31
         7.4    Delivery of Documents........................................31

ARTICLE VIII  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...................32
         8.1    Representations and Warranties of the Buyer..................32
         8.2    Absence of Litigation or Investigation.......................32
         8.3    Agreed Purchase Price........................................32
         8.4    Delivery of Documents........................................32

ARTICLE IX   SURVIVAL; INDEMNIFICATION.......................................32
         9.1   Survival......................................................32
         9.2    Buyer Claims Against Holdback Amount.........................33
         9.3    Indemnification by the Company and COMARCO...................34
         9.4    Indemnification by the Buyer.................................34
         9.5    Limitations on Recoverable Losses............................34
         9.6    Claims for Indemnification; Disputes.........................35
         9.7    Exclusive Remedy; Single Recovery............................36

ARTICLE X    GENERAL PROVISIONS..............................................36
         10.1   Expenses.....................................................36
         10.2   Further Assurances...........................................37
         10.3   Notices......................................................37
         10.4   Successors and Assigns; Release of the Company...............38
         10.5   Entire Agreement; Modifications..............................39
         10.6   Remedies, Waiver.............................................39
         10.7   Severability.................................................39
         10.8   Governing Law................................................39
         10.9   Bulk Sales Compliance........................................39
         10.10  Interpretation...............................................39
         10.11  Knowledge Convention.........................................39
         10.12  Counterparts.................................................40
         10.13  Recitals, Schedules and Exhibits.............................40
         10.14  Section Headings.............................................40
         10.15  Dispute Resolution...........................................40

EXHIBITS

         A   -  Assignment and Assumption Agreement
         B   -  Assignment Agreement
         C   -  Agency Agreement
         D   -  Novation Agreement


SCHEDULES

         1.1(a)   -  Trademarks and Patents
         1.1(b)   -  Trade Names, Intellectual Property and Other Intangible
                     Assets
         1.1(c)   -  Proprietary Software
         1.1(d)   -  Tangible Assets
         1.1(e)   -  Agreements and Contracts
         1.1(f)   -  Deposits and Other Prepayments
         1.1(h)   -  Accounts
         1.1(i)   -  Notes Receivable
         1.2      -  Assets to be Excluded
         1.5      -  Assumed Liabilities
         1.7      -  Allocation of Purchase Price
         2.2      -  Interest & Investment of Comarco Systems
         2.3      -  Authorization and Approvals
         2.4      -  No Violations
         2.5      -  Title to Assets
         2.6      -  Transactions with Related Parties
         2.7      -  Financial Statements
         2.8      -  Accounts Receivable
         2.9      -  Licenses and Permits
         2.10     -  Absence of Certain Changes
         2.11     -  Contracts, Financing Agreements and Leases
         2.12     -  Non-compliance with Laws
         2.13     -  Taxes
         2.14     -  Litigation
         2.15     -  Environmental Compliance
         2.16     -  Brokers and Finders
         2.17(a)  -  Employee Compensation
         2.17(b)  -  Named Individuals
         2.17(c)  -  Discontinued Employees
         2.19     -  Employee Benefits
         2.20     -  Patents, Trademarks, Tradenames
         2.22     -  Control of Records
         2.23     -  Properties
         2.24     -  Significant Customers and Suppliers
         2.29     -  Governmental Review
         2.32     -  Year 2000 Compliance
         2.34     -  No Undisclosed Material Liabilities
         5.11     -  Personnel Matters
         7.3      -  Contracts Needing Assignment Consent
         10.11    -  Knowledge Convention